SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 6, 2003 (March 5, 2003)

Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 748-4540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

     On March 6, 2003, the Company issued a press release announcing that it has entered into a letter of intent with the Frontenac Company for the purchase by Frontenac Company of $30 million of convertible preferred stock of the Company, and that it has entered into a letter of intent with Charles S. Craig, a director of the Company, to acquire approximately 3.1 million shares of Mr. Craig’s common stock.

     Copies of the Company’s press release and the related letters of intent are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report.

     The Rights Agreement dated as of April 23, 2002 of the Company will be amended to exempt the initial purchase of the Series A Preferred Stock and the conversion thereof from the application of the Rights Agreement. A copy of the form of First Amendment and Supplement to the Rights Agreement is attached as Exhibit 99.4 to this Current Report.

Item 12.     Disclosure of Results of Operations and Financial Condition

     On March 6, 2003, the Company issued a press release announcing its fourth quarter ended December 31, 2002 and full year 2002 financial results.

     A copy of the Company’s press release is attached as Exhibit 99.5 to this Current Report.

Item 7.     Exhibits

(c)	Exhibits.

No.	Description

99.1	Press Release Announcing the Private Placement dated March 6, 2003.

99.2	Letter of Intent with Frontenac Company dated March 5, 2003.

99.3	Letter of Intent with Charles S. Craig dated March 5, 2003.

99.4	Form of First Amendment and Supplement dated as of March 5, 2003 to Rights Agreement dated as of April 23, 2002.

99.5	Financial Results Press Release dated March 6, 2003 (furnished pursuant to Item 12).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2003

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols

Name: Gregory M. Nichols Title: Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release Announcing the Private Placement dated March 6, 2003.
99.2	Letter of Intent with Frontenac Company dated March 5, 2003.
99.3	Letter of Intent with Charles S. Craig dated March 5, 2003.
99.4	Form of First Amendment and Supplement dated as of March 5, 2003 to Rights Agreement dated as of April 23, 2002.
99.5	Financial Results Press Release dated March 6, 2003 (furnished pursuant to Item 12).